Exhibit 99.1

Socket Mobile Reports Fourth Quarter 2025 and Full Year Results

FREMONT, Calif., – February 19, 2026 – Socket Mobile, Inc. (NASDAQ: SCKT), a leading provider of data capture and delivery solutions for enhanced workplace productivity, today reported financial results that are determined in accordance with generally accepted accounting principles in the United States ("GAAP") for the three and twelve months ended December 31, 2025.

Fourth Quarter 2025 Financial Highlights:

•	Revenue of $4.0 million, an 18% decrease from $4.8 million in the comparable prior-year quarter, a 28% sequential increase from $3.1 million in Q3 2025.

•	Gross margin of 50.2% compared with 51.0% in the prior-year quarter and 47.7% in the preceding quarter.

•	Operating loss of $0.6 million compared with $0.4 million in the prior-year quarter and $1.1 million in the preceding quarter.

•	In accordance with ASC 740, the Company recognized a one-time adjustment to record a full valuation allowance of $10.7 million against its deferred tax assets as of December 31, 2025.

•	Net loss per share of ($1.43) compared with diluted earnings per share of $0.00 in the prior-year quarter and net loss per share of ($0.15) in the preceding quarter.

Full Year 2025 Financial Highlights:

•	Revenue of $15.1 million, compared with $18.8 million in 2024, a 19.6% year-over-year decrease.

•	Gross margin of 49.7% compared with 50.4% in 2024.

•	Operating loss of $3.2 million compared with an operating loss of $2.5 million in 2024.

•	Recording a 10.7 million valuation allowance on deferred tax assets resulted in a one-time 2025 income tax expense of $10.7 million, compared to an income tax benefit of $0.6 million in 2024.

•	Net loss per share of ($1.81) compared with ($0.30) in the prior year.

1

“In 2025, despite a very challenging macroeconomic and distributor environment, we made significant progress strengthening our product portfolio, expanding our technology capabilities, and enhancing the value we deliver to our customers,” said Kevin Mills, President, and Chief Executive Officer.

“We advanced our position in the mobile data capture market through a series of important innovations. We launched CaptureSDK 2.0, a unified, next-generation development toolkit that makes it easier for developers to build seamless integrations across iOS and Android. We introduced the SocketScan S721 with Bluetooth Low Energy for faster pairing, improved connectivity, and lower power usage. We also expanded our hardware lineup with the XtremeScan v16e, the DuraScan D751 NFC/RFID reader, and the compact DuraScan D764 designed for Direct Part Mark applications. Each of these products reflects our commitment to delivering reliable, high-performance tools that help customers operate more efficiently.”

“We also strengthened our international presence, including receiving official approval in Japan for the S370 and S550 as certified ‘My Number Card’ readers—enabling broader use in government services, digital identity authentication, and Apple Wallet integrations. These achievements contributed to growing engagement across retail, industrial, hospitality, and enterprise markets,” continued Mr. Mills.

“While sales volumes were impacted by external headwinds, our gross margins remained resilient, supported by disciplined cost management and operational efficiency. At the same time, we continued to invest in the product development and global reach that will drive long-term value for our customers. We also took deliberate steps to reinforce our financial position and preserve the resources needed to support innovation and service.”

“Looking ahead, we remain focused on delivering dependable, high-quality data capture solutions that help our customers improve productivity, streamline operations, and stay competitive in dynamic markets. We are proud of the meaningful progress we achieved in 2025, and we sincerely appreciate the trust and support of our customers and partners as we continue to build for the future,” concluded Mills.

Conference Call

The management of Socket Mobile will hold a conference call today at 2 P.M. Pacific (5 P.M. Eastern) to discuss the quarterly and year-end results and outlook for the future. The dial-in number to access the live conference call is (800) 237-1091, toll-free from within the U.S., or (848) 488-9280 (toll).

2

About Socket Mobile, Inc.

Socket Mobile is a leading provider of data capture and delivery solutions for enhanced productivity in workforce mobilization. Socket Mobile’s revenue is primarily driven by the deployment of third-party barcode-enabled mobile applications that integrate Socket Mobile’s cordless barcode scanners and contactless readers/writers. Mobile Applications servicing the specialty retailer, field service, digital ID, transportation, and manufacturing markets are the primary revenue drivers. Socket Mobile has a network of thousands of developers who use its software developer tools to add sophisticated data capture to their mobile applications. Socket Mobile is headquartered in Fremont, Calif., and can be reached at +1-510-933-3000 or www.socketmobile.com. Follow Socket Mobile on LinkedIn, X, and keep up with our latest News and Updates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding new mobile computers and data collection products, including details on the timing, distribution, and market acceptance of the products, and statements predicting trends, sales, market conditions, and opportunities in the markets in which we sell our products. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk that our new products may be delayed or not rollout as predicted, if ever, due to technological, market, or financial factors, including the availability of necessary working capital, the risk that market acceptance and sales opportunities may not happen as anticipated, the risk that our application partners and current distribution channels may choose not to distribute the new products or may not be successful in doing so, the risk that acceptance of our new products in vertical application markets may not happen as anticipated, and other risks described in our most recent Form 10-K and 10-Q reports filed with the Securities and Exchange Commission.

Socket Mobile Investor Contact:
Lynn Zhao
Chief Financial Officer
510-933-3016
lynn@socketmobile.com

Socket is a registered trademark of Socket Mobile. All other trademarks and trade names contained herein may be those of their respective owners.

© 2026, Socket Mobile, Inc. All rights reserved.

– Financial tables to follow –

3

Socket Mobile, Inc.

Condensed Summary Statements of Operations

(Amounts in thousands except per share amounts)

	Year ended Dec 31,		Three months ended Dec 31,
	(Unaudited) 2025	2024*	(Unaudited) 2025	2024*
Revenue	$15,078	$18,763	$3,963	$4,831
Cost of revenue	7,590	9,311	1,972	2,366
Gross profit	7,488	9,452	1,991	2,465
Gross profit percent	49.7%	50.4%	50.2%	51.0%
Research & development	4,351	4,721	1,091	1,119
Sales & marketing	3,990	4,414	924	1,106
General & administrative	2,366	2,779	566	651
Total operating expenses	10,707	11,914	2,581	2,876
Operating income (loss)	(3,219)	(2,462)	(590)	(411)
Interest expense	(496)	(331)	(141)	(102)
Loss before income taxes	(3,715)	(2,793)	(731)	(513)
Deferred income tax benefit (expense)	(10,663)	551	(10,663)	551
Net income (loss)	$(14,378)	$(2,242)	$(11,394)	$38
Net income (loss) per share:
Basic	$(1.81)	$(0.30)	$(1.43)	$0.00
Fully diluted	$(1.81)	$(0.30)	$(1.43)	$0.00
Weighted average shares outstanding:
Basic	7,925	7,558	7,971	7,605
Fully diluted	7,925	7,558	7,971	7,703

*Derived from audited financial statements.

4

Socket Mobile, Inc.

Condensed Summary Balance Sheets

(Amounts in Thousands)

	(Unaudited) December 31, 2025	December 31, 2024*
Cash	$2,032	$2,492
Accounts receivable	1,711	1,588
Inventories	4,221	4,942
Deferred costs on shipments to distributors	122	143
Other current assets	548	431
Property and equipment, net	2,125	2,787
Deferred tax assets	—	10,663
Intangible assets, net	1,305	1,432
Operating leases right-of-use assets	2,087	2,604
Other long-term assets	286	264
Total assets	$14,437	$27,346
Accounts payable and accrued liabilities	$2,023	$1,977
Subordinated convertible notes payable, net of discount	400	150
Subordinated convertible notes payable, net of discount-related party	5,083	3,818
Deferred revenue on shipments to distributors	336	392
Deferred service revenue	28	31
Operating lease liabilities	2,289	2,817
Total liabilities	10,159	9,185
Common stock	69,870	69,374
Accumulated deficit	(64,554)	(50,175)
Treasury stock	(1,038)	(1,038)
Total equity	4,278	18,161
Total liabilities and equity	$14,437	$27,346

*Derived from audited financial statements.

# # #

5